Exhibit 99.1

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EDITED TRANSCRIPT

UPIP - Unwired Planet Inc to Divest Patent Business Corporate Call

EVENT DATE/TIME: APRIL 06, 2016 / 9:00PM GMT

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APRIL 06, 2016 / 9:00PM, UPIP - Unwired Planet Inc to Divest Patent Business Corporate Call

CORPORATE PARTICIPANTS

Lauren Sloane The Blueshirt Group - IR

Richard Chernicoff Unwired Planet - Chairman

Boris Teksler Unwired Planet - Former CEO

PRESENTATION

Operator

Good day and welcome to the Unwired Planet conference call. Today’s call is being recorded and at this time I would like to turn the conference over to Lauren Sloane. Please go ahead.

Lauren Sloane - The Blueshirt Group - IR

Thank you. Good afternoon and thank you for joining us today. Joining me on this afternoon’s call are Boris Teksler, Chief Executive Officer, and Richard Chernicoff, Chairman of the Board of Directors for Unwired Planet.

Today we will discuss the recent announcement and the strategic rationale behind the Company’s decision to divest the IP business, as recently announced at the close of market today, April 6. If you have not seen a copy of the press release, you can find it on our website at www.unwiredplanet.com.

For your convenience, this call is being recorded and will be available for playback from our website. Further, any remarks that may be made on this call or included in our press release about future performance, plans, objectives and strategies of the Company constitute forward-looking statements which are pursuant to the Safe Harbor provision of Section 27-A of the Securities Act of 1933 and Section 21-E of the Securities Act of 1934. Such forward-looking statements do not constitute guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. We assume no obligation to update any forward-looking information discussed on this call and we encourage you to refer to the Safe Harbor language included in our press release and our periodic reports filed with the SEC which describe risk factors that may impact our future results.

I would like to note that we have also posted a presentation on the Company’s website which we will refer to during the following prepared remarks. Please find the presentation available on the investor relations website under “Events” at www.unwiredplanet.com/investors.

With that, I’ll turn the call to Rich.

Richard Chernicoff - Unwired Planet - Chairman

Thank you, Ms. Sloane, and good afternoon, everyone. Thank you for joining us on today’s call. I’d like to spend some time this afternoon discussing our announcement that we’ve entered into an agreement to divest our patent business. We’re going to start by providing additional background on the deal, then explaining the rationale for the transaction and finally our go-forward strategy. Unwired Planet is a long way from the $6.3 billion phone.com/software.com merger in 2000. In anticipation of our next transformation, we have made significant changes in our board. Notably, Jess Ravich, Peter Reed and Steve Wilson and I have extensive knowledge and experience in mergers and acquisitions, investment management and leveraged finance. We created a strategic committee of our board last summer to explore ways to enhance stockholder value and provide Unwired Planet with financial stability. One of the alternatives included the possibility of selling our patent business, an option that became more attractive based on changes in the legal system and political landscape as well as our financial resources.

With the sale of the patent business, Unwired Planet is now positioned to pursue the next step of corporate development and deliver enhanced stockholder value. We believe we are now positioned to build a profitable investment management business that will utilize our net operating loss

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APRIL 06, 2016 / 9:00PM, UPIP - Unwired Planet Inc to Divest Patent Business Corporate Call

carry-forward. Under the purchase agreement, unwired planet will receive approximately $25 million net cash at the closing of the transaction and up to an additional $10 million in cash two years after the closing. We expect to close the deal in late June or July of 2016. You can find additional details in the presentation and in the purchase agreement that we will file with the SEC today.

Before I discuss our go-forward strategy, I would like to turn the call to Boris so he can discuss the recent litigation activities, how they impacted our decision to ultimately sell the IP business.

I would also really like to thank Boris for achieving great results in his limited time as Chief Executive Officer of the Company. Boris and his team turned a failing track record of litigation results into a string of victories that are arguably some of the most important rulings with LTE standards, essential patents and will undoubtedly impact the future of FRAND licensing.

With that, I’ll turn it over to Boris.

Boris Teksler - Unwired Planet - Former CEO

Thanks, Rich, and hello, everyone. I’d like to walk you through our rationale to divest the patent business and explain why we believe that this will best serve Unwired Planet’s stockholders. To begin, the widely reported changes in the legal system and political climate have changed licensee behavior and delayed potential revenue opportunities. We spent a significant amount of capital litigating in various US courts to develop a record of 0 for 28. This was the result of a shifting US environment that at one time protected companies like Unwired Planet, who invested billions of dollars in research and development, to favoring those who refuse to pay licensing fees and use stall tactics to avoid reasonable settlements from litigation, while making litigation as expensive as possible. The Company pivoted to enforcement in the European theater and even after winning on three out of our four patents in Germany and two out of our four patents in the United Kingdom, our licensees are holding out and attempting to exploit the weakness in our balance sheet, rather than pay for our intellectual property.

Unfortunately, our win came too late and at too high a price for the company to have a reasonable expectation of building a sustainable licensing business. It became clear our financial resources were too constrained to see the litigations through damages and appeals to what our team believes would be an ultimate victory. The recent litigation wins in Europe confirmed the potential value inherent in our IP portfolio but also indicated that the amount of cash required to unlock the value through litigation was simply more than the Company had. The Company’s resources are limited and our ability to add debt is severely challenged.

It started to become clear that even if Unwired Planet continued to win in litigation, the Company would ultimately run out of money fighting multi-year-long court battles and endless appeals. The infringers have judged that it is efficient for them to infringe and continue to litigate rather than take licenses on favorable FRAND terms. It became obvious to us that litigation roulette was not in the interest of our stockholders, thus leading to our decision to divest the patent business. Based on our recent wins, we were able to shop the patent estate and received multiple offers. We approached potential buyers spanning financials, strategics and patent aggregators. Ultimately we moved forward with the lead bidder, Optis UP, led by Leslie Ware. In short order, we will file a proxy and provide our stockholders the opportunity to vote this divestiture. We target to close this transaction by calendar Q3 2016. The company is now positioned for the future, with the cash on its balance sheet, a unique balance sheet and an enhanced Board of Directors. I’ll let Rich explain our go-forward strategy.

Richard Chernicoff - Unwired Planet - Chairman

Thanks again, Boris. The process of reinventing Unwired Planet has been underway for a while. We have $1.6 billion of tax attributes that we plan to utilize to enhance the value of attractive acquisition opportunities. In order to build the platform, we’ve had discussions with MAST Capital about participating in a refinancing of our notes as part of securing acquisition currency. Our Board of Directors has insight and experience in the investment management industry and with the evolving regulatory environment and current volatility in the markets, we find this to be an attractive vertical. We will, however, be nimble if we see unique opportunities in other verticals. Our end goal is to have a portfolio of businesses generating taxable income and recurring free cash flow. We have the ability to be extremely competitive in M&A deals because we are a tax-efficient acquirer. To this end, we have participated with MAST Capital in two non-binding term sheets that are currently outstanding with firms in the investment management industry and we hope to have more news for you soon in this regard. We expect to announce our new brand and related matters before mailing our proxy for the divestiture.

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APRIL 06, 2016 / 9:00PM, UPIP - Unwired Planet Inc to Divest Patent Business Corporate Call

Given that this transaction involves assets that are in pending litigation, we need to be careful about statements we make beyond what Boris and I have already shared. As such, we have opted not to take questions on this call. However, we are available for follow-up meetings with interested parties.

With that, I’ll turn it back over to Lauren.

Lauren Sloane - The Blueshirt Group - IR

Thank you, everyone, for joining us on today’s call. We appreciate your time, especially at such short notice. Please feel free to reach out to myself or management to schedule calls or meetings. We are happy to speak with anyone. Thank you again.

Operator

Everyone, that does conclude our conference call for today. Thank you all for your participation.

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